EXHIBIT 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the TransEnterix, Inc. 2007 Incentive Compensation Plan, as amended, of our report dated May 30, 2012, with respect to the financial statements of TransEnterix, Inc. as of and for the year ended December 31, 2011 included in Current Report on Form 8-K of SafeStitch Medical, Inc. filed with the Securities and Exchange Commission on September 6, 2013.

/s/ Ernst & Young LLP

Raleigh, North Carolina

January 8, 2014